Exhibit 10.1

QUOTIENT LIMITED

WARRANT AGENT AGREEMENT

WARRANT AGENT AGREEMENT (this “Warrant Agent Agreement”) made as of December 12, 2017, and effective as of October 26, 2017, between Quotient Limited, a company organized under the laws of Jersey, with its registered office at 28 Esplanade, St. Helier, JE2 3QA, Jersey, Channel Islands (the “Company”), and Continental Stock Transfer & Trust Co., with offices at 1 State Street, 30th Floor, New York, New York 10004 (“Warrant Agent”).

WHEREAS, on October 24, 2017, the Company entered into subscription agreements with investors for the private placement of, among other securities, newly issued warrants (the “Warrants”) of the Company exercisable for up to 8,414,683 ordinary shares (the “Warrant Shares”), of nil par value, of the Company (“Ordinary Shares”), at an exercise price of $5.80 per Ordinary Share; and

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission a Registration Statement, No. 333-221470 on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”) of the resale of, among other securities, the Warrants and the Warrant Shares by the investors in the private placement (the “Selling Security Holders”) (as well as the issuance of the Warrant Shares upon exercise of Warrants acquired from the Selling Security Holders pursuant to the prospectus included in such Registration Statement), and such Registration Statement was declared effective on November 21, 2017; and

WHEREAS, Continental Stock Transfer & Trust Co. currently acts on behalf of the Company as the transfer agent and registrar for the Ordinary Shares; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to authorize the execution and delivery of this Warrant Agent Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agent Agreement.

2. Warrants.

2.1. Form of Warrant. Each Warrant has been initially issued in certificated form in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and has been signed by, or bears the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer or Treasurer, Secretary or Assistant Secretary of the Company. All of the Warrants shall initially be represented in certificated form (each a “Definitive Warrant Certificate”) and any Warrant, upon request of the Holder (as defined below) thereof pursuant to and in accordance with Section 2.2.1 of this Warrant Agent Agreement, may be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).

2.2. Registration.

2.2.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of the original issuance and the registration of any transfer of the Warrants. The Warrant Agent shall register the Warrants in the names of the respective holders of the Warrants (the “Holders”) in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

All of the Warrants shall initially be represented by one or more Definitive Warrant Certificates. Upon receipt of instruction from a Holder of a Warrant or the Company, the Warrant Agent shall, within two (2) Business Days, cause such Warrant to be credited to the account of such Holder’s prime broker with the Depository Trust Company (“Depository”) through its Deposit and Withdrawal At Custodian (“DWAC”) system if the Company is then a participant in such system and there is an effective registration statement under the Securities Act permitting the resale of such Warrant by the Holder and registering the issuance of the Warrant Shares following the resale. Subject to Section 2(f) of the Warrants, such Book-Entry Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A. Upon deposit with the Depository, ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained: (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent to make other arrangements for book-entry settlement within ten (10) Business Days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) Business Days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository Definitive Warrant Certificates in physical form evidencing such Warrants. Such Definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A.

As used herein, the term “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or a legal holiday in Jersey, Channel Islands or any day on which banking institutions in the State of New York or in Jersey, Channel Islands are authorized or required by law or other governmental action to close.

2.2.2. Beneficial Owner; Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (a “Registered Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, absent actual written notice to the contrary from the Record Holder. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof; provided, that all such beneficial interests shall be held through a Participant which shall be the Registered Holder of such Warrants. As used herein, the term “Holder” refers only to a Registered Holder of the Warrants.

3. Exercise of Warrants.

3.1. Exercise of Warrants.

3.1.1. Exercise of a Warrant. Exercise of the purchase rights represented by a Warrant may be made, in whole or in part, on any Business Day not later than 5:00 P.M., New York time, on or after the Initial Exercise Date set forth in the Warrants, and on or before July 31, 2018 (the “Termination Date”) by delivery to the Warrant Agent at its corporate trust department of a duly executed facsimile copy of the Notice of Exercise Form attached to the form of Warrant annexed hereto as Exhibit A; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Warrant Agent, the Warrant Agent shall have received all items required to be delivered by a Holder of a Warrant pursuant to Section 2(a) of the Warrants, including such Warrant (if required), and the aggregate Exercise Price, and all other amounts due and payable, all as required by Section 2(a) of the Warrants. Surrender of Warrants shall be made either by delivering to the Warrant Agent at its corporate trust department the Definitive Warrant Certificate evidencing such Warrants or, in the case of a Book-Entry Warrant Certificate, the Warrants shown on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time. Partial exercises of a Warrant resulting in purchases of a portion of the total number of Warrant Shares available thereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable thereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrant Agent shall maintain in the Warrant Register records showing the number of Warrant Shares purchased and the date of such purchases.

If a Notice of Exercise is received or deemed to be received after the Termination Date, the exercise pursuant thereto will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Warrant Agent.

The Warrant Agent shall promptly deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company via telephone at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

3.1.2. Delivery of Certificates Upon Exercise. Subject to Section 6 of this Warrant Agent Agreement, certificates for Warrant Shares purchased under a Warrant shall be transmitted or delivered as set forth in Section 3.1.2 of this Warrant Agent Agreement by the date that is three (3) Trading Days after the Warrant Share Delivery Date. A Warrant shall be deemed to have been exercised on the first date on which all of the conditions for delivery of Warrant Shares contained in Section 2(c)(i) of the Warrants are satisfied (the “Exercise Date”).

The Warrant Agent shall, by 11:00 A.M. New York City time on the Trading Day following the Exercise Date of any Warrant, advise the Company or the transfer agent and registrar for the Ordinary Shares (the “Transfer Agent”) in respect of (a) the number of Warrant Shares issuable upon such exercise in accordance with the terms and conditions of the Warrant, (b) the instructions of each Holder with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of Definitive Warrant Certificates, as appropriate, evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by such Warrant after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or the Transfer Agent shall reasonably require.

Subject to Section 2(e) of the Warrants, the Company shall, by 5:00 P.M., New York City time, on the Warrant Share Delivery Date of any Warrant and the clearance of the funds in payment of the aggregate Exercise Price (and all other payments required to be paid by the Holder, if any, pursuant to the Warrant), execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. Upon receipt of such Warrant Shares, the Warrant Agent shall, by 5:00 P.M., New York City time, on the Warrant Share Delivery Date, transmit such Warrant Shares to, or upon the order of, such Holder.

Subject to Section 2(e) of the Warrants, in lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise of any Warrant, the Warrant Shares shall be transmitted to the Holder by crediting the account of the Holder’s prime broker with the Depository through its DWAC system, if the Company is then a participant in such system, and either (A) there is an effective registration statement under the Securities Act permitting the resale of the Warrant Shares by the Holder, or (B) the Warrant Shares are otherwise eligible to be sold under Rule 144 without regard to the volume or manner of sale restrictions thereunder, the Company shall cause the Transfer Agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository by crediting the account of the Holder’s prime broker with the Depository through its DWAC system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

3.1.3. Delivery of New Warrants Upon Exercise. If a Warrant shall have been exercised in part, the Warrant Agent shall, at the request of a Holder and upon surrender of the Definitive Warrant Certificate or the Book-Entry Warrant Certificate, as applicable, evidencing such Warrant as set forth in Section 3.1.1 of this Warrant Agent Agreement, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Definitive Warrant Certificate or Book-Entry Warrant Certificate, as set forth in Section 3.1.3 of this Warrant Agent Agreement, evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by such Warrant, which new Warrant shall in all other respects be identical with such Warrant. If a Warrant evidenced by a Definitive Warrant Certificate is exercised in part, a new Definitive Warrant Certificate shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Warrant Agent Agreement, and delivered to the Holder at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder. If a Warrant evidenced by a Book-Entry Warrant Certificate is exercised in part, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

3.1.4. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit either to the Holder’s prime broker the Warrant Shares or to the Holder a certificate or the certificates representing the Warrant Shares, as applicable, pursuant to Section 3.1.2 of this Warrant Agent Agreement by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise, in addition to any other remedies available to the Holder pursuant to the Warrants, at law or in equity.

3.1.5. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder purchases or is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise, then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrants and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the Warrants.

3.1.6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole share.

3.1.7. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, the Notice of Exercise shall be accompanied by the Assignment Form attached to the form of Warrant, annexed hereto as Exhibit A, duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

4. Adjustments.

4.1. Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares pursuant to the terms of the Warrants, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.2. Form of Warrant. The Company may at any time make any change in the form of Warrant annexed hereto as Exhibit A pursuant to the terms of the Warrants.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. Subject to compliance with applicable securities laws, including the applicable laws of Jersey, Channel Islands, the Warrant Agent shall register the transfer of a Warrant in whole or in part, as the case may be, from time to time in the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms of the Warrants. Upon any such transfer, a new Warrant shall be issued to the transferee, in the case of a partial transfer, a new Warrant reflecting the reduced number of Ordinary Shares into which such Warrant is exercisable shall be issued to the transferor, and the surrendered Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written assignment of the Warrant substantially in the form attached to the form of Warrant annexed hereto as Exhibit A, duly executed by the Holder thereof, or by a duly authorized agent or attorney, and funds sufficient to pay any transfer taxes payable upon the making of such transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository.

Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Definitive Warrant Certificate or Definitive Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3. New Warrants. A Warrant may be divided or combined with other Warrants upon presentation of the Warrant to the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its duly authorized agent or attorney. Subject to compliance with Section 5.1 and 5.2 of this Warrant Agent Agreement, as to any transfer which may be involved in such division or combination, the Company shall execute, and the Warrant Agent shall countersign and deliver, a new Definitive Warrant Certificate or Definitive Warrant Certificates in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All new Warrants issued on transfers or exchanges shall include reference to the initial issuance date set forth on the first page of the Warrants except as to the number of Warrant Shares issuable pursuant thereto and the Warrant number.

5.4. Service Charges. A service charge shall be made for any exchange or registration of transfer of Warrants, as negotiated between Company and the Warrant Agent.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agent Agreement, the Warrants required to be issued pursuant to the provisions of Section 5 of this Warrant Agent Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. All Warrants issued on transfers or exchanges shall be dated the initial exercise date set forth on the first page of the Warrant surrendered in connection therewith and shall be identical with such Warrant except as to the number of Warrant Shares issuable pursuant thereto.

6. Limitations on Exercise. For so long as the Ordinary Shares are registered under the Exchange Act, a Holder shall not be entitled to receive Warrant Shares upon exercise of any Warrant to the extent that the aggregate number of Warrant Shares to be acquired by such Holder upon exercise shall, when added to the aggregate number of Ordinary Shares deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation (including any “group” of which such Holder is or may deemed to be a part) of Ordinary Shares with such beneficial owner under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.99% (the “Restricted Ownership Percentage”) of the total issued and outstanding Ordinary Shares (the “Section 16 Exercise Blocker”). Notwithstanding the foregoing, the Section 16 Exercise Blocker shall not apply with respect to a Holder if such Holder is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of Warrant Shares issuable upon exercise of any Warrants and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on such beneficial owner’s right to convert, exercise or purchase similar to this limitation. Notwithstanding the foregoing, the Company shall issue Ordinary Shares upon exercise of any Warrant up to (but not exceeding) the amount that would cause a Holder’s beneficial ownership of Ordinary Shares (together with that of any Aggregated Person) to equal the Restricted Ownership Percentage; provided that such Holder shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such Holder (together with any Aggregated Person) immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such Holder may sell Ordinary Shares or portions of such Warrant to reduce the aggregate number of Ordinary Shares deemed beneficially owned by such Holder (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case such Warrant will be exercisable by such Holder up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such Holder (together with any Aggregated Person) upon 65 days’ prior written notice to the Company. The limitations contained in this paragraph shall apply to a successor holder of any Warrant.

7. Concerning the Warrant Agent and Other Matters.

7.1. Concerning the Warrant Agent. The Warrant Agent:

(a) shall have no duties or obligations other than those set forth herein and no duties or obligations shall be inferred or implied;

(b) may rely on and shall be held harmless by the Company in acting upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and reasonably believed by it to be genuine and to have been made or signed by the proper party or parties;

(c) may rely on and shall be held harmless by the Company in acting upon written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent;

(d) may consult with counsel satisfactory to it (including counsel for the Company) and shall be held harmless by the Company in relying on the advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(e) solely shall make the final determination as to whether or not a Warrant received by Warrant Agent is duly, completely and correctly executed, and Warrant Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by Warrant Agent hereunder in good faith and in accordance with its determination;

(f) shall not be obligated to take any legal or other action hereunder which might, in its judgment, subject or expose it to any expense or liability unless it shall have been furnished with an indemnity satisfactory to it; and

(g) shall not be liable or responsible for any failure of the Company to comply with any of the Company’s obligations relating to the Registration Statement or this Warrant Agent Agreement, including without limitation obligations under applicable regulation or law.

7.2. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants. The Warrant Agent shall not register any transfer or issue or deliver any Definitive Warrant Certificate(s) or Warrant Shares unless or until the Company or the persons requesting the registration or issuance, as provided herein and in the Warrants, shall have paid to the Warrant Agent the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

7.3. Resignation, Consolidation, or Merger of Warrant Agent.

7.3.1. Resignation of Warrant Agent and Appointment of Successor. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) calendar days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company may appoint in writing a successor Warrant Agent in place of the Warrant Agent, subject to the terms of the Warrants. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.3.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

7.3.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agent Agreement without any further act.

7.4. Fees and Expenses of Warrant Agent.

7.4.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration in an amount separately agreed to between Company and Warrant Agent for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder. One half of the total Warrant Agent fees (not including postage) must be paid upon execution of this Warrant Agent Agreement. The remaining half must be paid within fifteen (15) Business Days thereafter. An invoice for any out-of-pocket and/or per item fees incurred will be rendered to and payable by the Company within fifteen (15) Business Days of the date of said invoice. It is understood and agreed that all services to be performed by Warrant Agent shall cease if full payment for its services has not been received in accordance with the above schedule, and said services will not commence thereafter until all payment due has been received by Warrant Agent.

7.4.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agent Agreement.

7.5. Liability of Warrant Agent.

7.5.1. Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agent Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President, Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agent Agreement.

7.5.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, claims, losses, damages, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agent Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

7.5.3. Disputes. In the event any question or dispute arises with respect to the proper interpretation of this Warrant Agent Agreement or the Warrant Agent’s duties hereunder or the rights of the Company, the Warrant Agent shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and the Warrant Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Warrant Agent and executed by the Company.

7.5.4. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agent Agreement or with respect to the validity or execution of any Warrant (except its countersignature hereof and thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agent Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of the Warrants or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to any Warrant or as to whether any Warrant Shares will, when issued, be validly issued and fully paid and nonassessable.

7.6. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agent Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

8. Miscellaneous Provisions.

8.1. Successors. All the covenants and provisions of this Warrant Agent Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2. Notices. Unless otherwise provided herein, any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the Warrant Agent to or on the Company shall be given in writing, will be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed, as follows:

Quotient Limited

B1, Business Park Terre Bonne

Route de Crassier 13

1262 Eysins, Switzerland

Attention: Paul Cowan

Facsimile: 001 41 22 716 9800

With Copies to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Per B. Chilstrom

Facsimile: 212-878-8375

Unless otherwise provided herein, any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the Company to or on the Warrant Agent shall be given in writing, will be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed, as follows:

Continental Stock Transfer & Trust Co.

1 State Street, 30th Floor

New York, New York 10004

Attn: Compliance Department

8.3. Applicable Law. The validity, interpretation, and performance of this Warrant Agent Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agent Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 of this Warrant Agent Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

8.4. Persons Having Rights under this Warrant Agent Agreement. Nothing in this Warrant Agent Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Warrant Agent Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agent Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

8.5. Examination of this Warrant Agent Agreement. A copy of this Warrant Agent Agreement shall be available at all reasonable times at the office of the Warrant Agent in the City of New York, State of New York. The Warrant Agent may require any Holder requesting to inspect this Warrant Agent Agreement to submit his Warrant for inspection by it.

8.6. Counterparts. This Warrant Agent Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agent Agreement and shall not affect the interpretation thereof.

8.8. Amendments. This Warrant Agent Agreement (other than Exhibit A hereto) may be amended or modified only by an instrument signed by the parties hereto. For the avoidance of doubt, the Warrants may be amended by the Company and, if required, the requisite percentage of Holders pursuant to their terms.

8.9. Severability. This Warrant Agent Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agent Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agent Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Warrant Agent Agreement because of acts of God, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Warrant Agent Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

8.11. Consequential Damages. Notwithstanding anything in this Warrant Agent Agreement to the contrary, neither party to this Warrant Agent Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provision of this Warrant Agent Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

8.12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

8.13. Defined Terms; Certain Conflicts. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Warrants. In the event of any conflict between any provision in this Warrant Agency Agreement and in the Warrants related to the rights of any Holder, the provisions in the Warrants shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST CO.

By:	/s/ Henry Farrell
Name: Henry Farrell
Title: Vice President

Exhibit A

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THIS WARRANT NOR THE ORDINARY SHARES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE ORDINARY SHARES INTO WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE ORDINARY SHARES INTO WHICH THIS WARRANT IS EXERCISABLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS WARRANT OR SUCH ORDINARY SHARES.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON JULY 31, 2018.

WARRANT

QUOTIENT LIMITED

Warrant No.:

Warrant Shares:                                                                                                   Initial Exercise Date: October [•], 2017

THIS WARRANT (this “Warrant”) certifies that, for value received, [•] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date, as listed above, and on or prior to the close of business on July 31, 2018 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Quotient Limited, a Jersey, Channel Islands company (the “Company”), up to [•] ordinary shares (as subject to adjustment hereunder, the “Warrant Shares”), of no par value per share (“Ordinary Shares”), in the capital of the Company. The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is one of the warrants (the “Warrants”) being issued pursuant to the Subscription Agreements, dated as October 24, 2017 (the “Subscription Agreements”), among the Company and the initial holders of the Warrants. Capitalized terms used herein have the respective meanings ascribed thereto in the Subscription Agreements unless otherwise defined herein.

Section 1. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or a legal holiday in Jersey, Channel Islands or any day on which banking institutions in the State of New York or in Jersey, Channel Islands are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the principal Trading Market therefor, regular way, without the right to receive the relevant dividend, distribution or issuance.

“Ordinary Share Equivalent” means any securities of the Company that would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preference shares, rights, options, warrants, share appreciation rights, restricted share units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Record Date” means the date fixed for determination of holders of Ordinary Shares entitled to receive the relevant dividend or distribution (whether such date is fixed by the Company’s board of directors or a duly authorized committee thereof, statute, contract or otherwise).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market. If the Ordinary Shares are not listed or quoted for trading on a Trading Market, Trading Day means a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 17 Battery Place, New York, New York 10004 and a facsimile number of 212-616-7615, and any successor transfer agent of the Company.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, on any Business Day not later than 5:00 P.M., New York time, on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company at the address listed in Section 5(h) hereof (or such other office or agency of the Company as it may designate by notice to the Holder), (a) if required pursuant to the immediately following sentence, this Warrant, (b) a Notice of Exercise form annexed hereto, properly delivered by the Holder via facsimile, and (c) the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise, and all applicable taxes and charges due in connection with the exercise of this Warrant and payable by the Holder pursuant to Section 2(c)(vi), in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds (such funds to be delivered on or prior to the Warrant Share Delivery Date (as defined below)). Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Upon delivery of the Notice of Exercise form to the Company pursuant to this Section 2(a), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised pursuant to such Notice of Exercise. Each exercise hereof shall constitute the re-affirmation by the Holder that the representations and warranties contained in Article 2 of the Subscription Agreements, other than Section 2(n) thereof, are true and correct in all material respects with respect to the Holder with respect to the Warrant Shares as of the time of such exercise (except for any representation or warranty made as of a specified date, which shall be true and correct in all respects as of such specified date). The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of the Ordinary Shares under this Warrant shall be $5.80, subject to adjustment hereunder (the “Exercise Price”).

(c) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. Subject to Section 2(e) hereof, the Company shall cause the Transfer Agent to transmit Warrant Shares purchased hereunder to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“Depository”) through its Deposit and Withdrawal At Custodian (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective registration statement under the Securities Act permitting the resale of the Warrant Shares by the Holder, or (B) the Warrant Shares are otherwise eligible to be sold under Rule 144 without regard to the volume or manner of sale restrictions thereunder, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, in each case by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and, if applicable, receipt of the DWAC request from the Holder’s prime broker, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). Delivery of the Warrant Shares is subject to payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such shares.

(ii) Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit either to the Holder’s prime broker the Warrant Shares or to the Holder a certificate or the certificates representing the Warrant Shares, as applicable, pursuant to Section 2(c)(i) hereof by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise, in addition to any other remedies available to the Holder hereunder, at law or in equity.

(iv) Compensation for Buy-In on Failure to Timely Deliver Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder’s prime broker the Warrant Shares, or to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder purchases or is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage fees and commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase was executed, and (B) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely cause the transfer agent to transmit to the Holder’s prime broker the Warrant Shares, or to the Holder a certificate or certificates representing the Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, the Exercise Notice shall be accompanied by the Assignment Form attached hereto duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii) Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(d) Holder’s Exercise Limitations. For so long as the Ordinary Shares are registered under the Exchange Act, the Holder shall not be entitled to receive Warrant Shares upon exercise of this Warrant to the extent that the aggregate number of Warrant Shares to be acquired by the Holder upon exercise shall, when added to the aggregate number of Ordinary Shares deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation (including any “group” of which the Holder is or may deemed to be a part) of Ordinary Shares with such beneficial owner under Section 13 or Section 16 of the Exchange

Act and the rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.99% (the “Restricted Ownership Percentage”) of the total issued and outstanding Ordinary Shares (the “Section 16 Exercise Blocker”). Notwithstanding the foregoing, this Section 16 Exercise Blocker shall not apply with respect to the Holder if the Holder is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of Warrant Shares issuable upon exercise of this Warrant and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on such beneficial owner’s right to convert, exercise or purchase similar to this limitation. Notwithstanding the foregoing, the Company shall issue Ordinary Shares upon exercise of this Warrant up to (but not exceeding) the amount that would cause the Holder’s beneficial ownership of Ordinary Shares (together with that of any Aggregated Person) to equal the Restricted Ownership Percentage; provided that the Holder shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to the Holder (together with any Aggregated Person) immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, the Holder may sell Ordinary Shares or portions of this Warrant to reduce the aggregate number of Ordinary Shares deemed beneficially owned by the Holder (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case this Warrant will be exercisable by the Holder up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to the Holder (together with any Aggregated Person) upon 65 days’ prior written notice to the Company. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(e) Compliance with the Securities Act of 1933. Except as provided in the Subscription Agreements, the Company may cause the legend set forth on the first page of this Warrant to be set forth on this Warrant, and, if required, a similar legend to be set forth on any security issued or issuable upon exercise of this Warrant, unless the Holder shall have delivered to the Company reasonable evidence that such legend is unnecessary or counsel for the Company is of the opinion as to any such security that such legend is unnecessary. For the avoidance of doubt, this Warrant and the Warrant Shares will be considered “Registrable Securities” for purposes of the Registration Rights Agreement, dated as of October 24, 2017, by and between the Company and the Holder (the “Registration Rights Agreement”) and will be entitled to the registration rights set out therein.

(f) Form of Warrant. Upon receipt of instruction from the Holder, the Company shall, within two (2) Business Days, cause this Warrant to be credited to the account of the Holder’s prime broker with the Depository through its DWAC system if the Company is then a participant in such system and there is an effective registration statement under the Securities Act permitting the resale of this Warrant by the Holder and registering the issuance of the Warrant Shares following the resale. In connection with crediting the account of the Holder’s prime broker with the Depository through its DWAC system in respect of this Warrant as set forth in the previous sentence, the Company shall amend the terms of this Warrant to reflect that this Warrant shall, thereafter, be a “global” security, as set forth, and in accordance with, Section 4(m) of the Subscription Agreements dated as of October 24, 2017 by and between the Company and the initial Holder of this Warrant.

Section 3. Certain Adjustments.

(a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding, effects a share split or payment of share dividend, then upon the effective date thereof, the number of Ordinary Shares which the Holder shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Ordinary Shares by reason of such share split or share dividend, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. Any adjustment made pursuant to this Section 3(a) shall become effective immediately prior to 9:00 a.m. (New York City time) on the Ex-Dividend Date (or, if earlier, the Record Date) for such dividend or distribution or the effective date of such subdivision or combination, as the case may be.

(b) Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the limitations described in Section 2(d) above) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Restricted Ownership Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Restricted Ownership Percentage).

(c) Pro Rata Distributions. The Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Ordinary Shares of the Company to the same extent as if the Holder had exercised this Warrant into the full number of Ordinary Shares (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) into which this Warrant is then exercisable and had held such Ordinary Shares on the Record Date for such dividends and distributions. Payments and distributions under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Ordinary Shares.

(d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in a transaction or a series of related transactions, effects any merger or consolidation of the Company with or into another Person and the Company is not the surviving corporation, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in a transaction or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in a transaction or a series of related transactions, effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for , stock, other securities, other property or assets (including cash or any combination thereof), (v) the Company, directly or indirectly, in a transaction or a series of related transactions, consummates a stock or share purchase agreement or other agreement or business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group of Persons acquires more than 50% of the outstanding Ordinary Shares; or (vi) a “person” or “group” within the meaning of the Section 13(d) of the Exchange Act, other than the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all classes of the Company’s common equity entitled generally to vote in the election of directors to the Company’s board of directors (each a “Fundamental Transaction”), then, in the case of any Fundamental Transaction pursuant to which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Alternate Consideration,”) receivable as a result of such Fundamental Transaction by a holder of one Ordinary Share immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d) on the exercise of this Warrant) (such amount of Alternate Consideration per Ordinary Share, a “Unit of Alternate Consideration”). If holders of Ordinary Shares are given any choice as to the stock, other securities, other property or assets (including cash or any combination thereof), to be received in a Fundamental Transaction described in the preceding sentence, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary contained herein, in the event of any Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time beginning on the date of the consummation of such Fundamental Transaction and ending on the date that is 30 calendar days after the consummation of such Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction, such payment to be made within three (3) days after the exercise of such option. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. or any successor or replacement service (“Bloomberg”), determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the weighted average price of the Ordinary Shares for the Trading Day immediately preceding the date of announcement of the applicable Fundamental Transaction, (ii) the weighted average price of the Ordinary Shares for the Trading Day immediately following the date of announcement of the applicable Fundamental Transaction and (iii) the weighted average price of the Ordinary Shares for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Registration Rights Agreement in accordance with the provisions of this Section 3(d) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder, in exchange for this Warrant, a security of the Successor Entity, evidenced by a written instrument substantially similar in form and substance to this Warrant that is exercisable for a number of Units of Alternate Consideration equal to the maximum number of Ordinary Shares into which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any Fundamental Transaction in which the Company is not the surviving entity, the Successor Entity shall succeed to, and be substituted for (so that, from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Registration Rights Agreement referring to the “Company” shall refer instead to the Successor Entity, and references to “Ordinary Shares” shall refer to Units of Alternate Consideration), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Registration Rights Agreement with the same effect as if such Successor Entity had been named as the Company herein. In the event that the Alternate Consideration includes stock, securities or other property or assets (including cash) of any entity other than the Company or the Successor Entity, such other entity shall guarantee the obligations of the Company or the Successor Entity, as applicable, hereunder. The Company will not become a party to a Fundamental Transaction unless it is consistent with the foregoing. The above provisions shall apply to successive Fundamental Transactions.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

(f) Notice to Holder.

(i) Adjustment to Exercise Price and number of Ordinary Shares. Whenever the Exercise Price or the number of Ordinary Shares into which this Warrant is exercisable is adjusted pursuant to any provision of this Section 3, the Company shall promptly, and in any event within two (2) Business Days, mail to the Holder a notice setting forth the Exercise Price and the number of Ordinary Shares into which this Warrant is exercisable after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If during the term in which this Warrant may be exercised by the Holder (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any share capital of any class, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously publicly disclose such information in compliance with applicable securities laws. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. As provided herein, this Warrant may be transferred in whole or in part, as the case may be, only pursuant to a registration statement filed under the Securities Act or an exemption from such registration. Subject to such restrictions and subject to compliance with the applicable laws of Jersey, Channel Islands, the Company shall transfer this Warrant in whole or in part, as the case may be, from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee, in the case of a partial transfer, a new Warrant reflecting the reduced number of Ordinary Shares into which such Warrant is exercisable shall be issued to the transferor, and the surrendered Warrant shall be canceled by the Company.

(b) New Warrant. This Warrant may be combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be combined in accordance with such notice. All Warrants issued on transfers or exchanges shall include reference to the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto and the Warrant number.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company or on behalf of the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary from the Holder. Upon thirty (30) days’ prior written notice to the Holder, the Company may appoint a warrant agent (the “Warrant Agent”) to maintain the Warrant Register. Either the Transfer Agent or a third party may be appointed by the Company as the Warrant Agent, at the Company’s sole discretion. The Company shall remain responsible for the contents of the Warrant Register, notwithstanding the appointment of a Warrant Agent.

Section 5. Miscellaneous.

(a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the issuance of the Warrant Shares as set forth in Section 2(c)(i) except as set forth in Section 3 hereof.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate. Applicants for a replacement Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) No Inconsistent Actions. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

(e) Certain Covenants. The Company covenants that all Ordinary Shares issued upon exercise of this Warrant will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. If any Ordinary Shares issuable upon the exercise hereof require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares may be validly issued upon exercise, the Company will, to the extent then permitted by the rules and interpretations of the applicable government authority, use its best efforts to secure such registration or approval, as the case may be. The Company further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon exercise of this Warrant.

(f) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered for resale under the Securities Act, will have restrictions upon resale imposed by state and federal securities laws unless the shares are sold under an exemption from registration, including, without limitation, Rule 144 (if available).

(h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Subscription Agreements, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i) Notices. Any notice, request or other document required or permitted to be given or delivered under this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications to the Company shall be:

If to the Company:

28 Esplanade

St Helier

JE2 3QA

Jersey, Channel Islands

Telephone: +44 131 445 6159

Facsimile: +44 153 4700 007

Attention: Paul Cowan

With Copies to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Per B. Chilstrom

Facsimile: 212-878-8375

If to an initial Holder, to the address provided in the Subscription Agreements or such other address as such Holder may notify the Company of from time to time.

If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company or such other address as such transferee Holder may notify the Company of from time to time.

(j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l) Successors and Assigns. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

QUOTIENT LIMITED

By:
Name:
Title:

[Warrant Signature Page]

NOTICE OF EXERCISE

TO: QUOTIENT LIMITED

The undersigned is the Holder of Warrant No.                  (the “Warrant”) issued by Quotient Limited, a Jersey, Channel Islands company (the “Company”). As a condition to this exercise, the undersigned Holder hereby represents and warrants to the Company that the representations and warranties set forth in Article 2 of the Subscription Agreements (as defined in the Warrant), other than Section 2(n) thereof, are true and correct in all material respects as of the date hereof as if they had been made on such date with respect to the Warrant Shares (except for any representation or warranty made as of a specified date, which shall be true and correct in all respects as of such specified date). The undersigned Holder acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in the Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1) The undersigned hereby elects to purchase                  Ordinary Shares of the Company pursuant to the terms of the Warrant, and tenders herewith payment of the aggregate Exercise Price for such Ordinary Shares in full, together with all applicable transfer taxes payable by the undersigned pursuant to Section 2(c)(vi) of the Warrant, if any.

(2) Unless the Warrant Shares will be delivered electronically via DWAC, please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

and deliver the physical certificate representing said Warrant Shares to the following address:

If the Warrant Shares will be delivered electronically via DWAC, please issue them to the following account:

•	Name of DTC Participant:

•	DTC Participant Number:

•	Name of Account at DTC Participant to be credited with the Warrant Shares:

•	Account Number at DTC Participant to be credited with the Warrant Shares:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, [all][    ] of the shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to                     whose address is

Dated:                 ,

Holder’s Signature:

Holder’s Address:

                                 ___________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

A-1